EXHIBIT 4

                                                                 June 13, 1996

SMITH BARNEY INC.
MONTGOMERY SECURITIES
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Underwriting Agreement
c/o   Smith Barney Inc.
333 West 34th Street
New York, New York  10001

      Re:   Proposed Public Offering by American Residential Services, Inc.

Dear Sirs:

      The undersigned, a prospective stockholder of American Residential Services, Inc., a Delaware corporation (the "Company"), understands that Smith Barney Inc. and Montgomery Securities propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share ("Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and value consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that except as provided in any merger agreement described in the prospectus used in connection with the offer of the Securities, during a period of 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Smith Barney Inc., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                    Very truly yours,

                                    STOCKHOLDERS:


                                    Gorden H. Timmons


                                    Gorden H. Timmons as Trustee
                                    under Gorden H. Timmons
                                    Retained Annuity Trust

                                    OTHER STOCKHOLDERS:

                                          *
                                    William Quick



                                          *
                                    Mark Strong


                                          *
                                    George Walker


                                          *
                                    John Lee


                                          *
                                    David Bowey


                                          *
                                    Jeff Long


                                          *
                                    Wyatt Hammack

                                          *
                                    Amanda Fogarty


                                          *
                                    Amy Timmons Mahoney


                                          *
                                    Melanie Berg


                                          *
                                    Marc Fogarty


                                          *
                                    Robert Childers


                                          *
                                    Elton Starling


                                          *
                                    Scott Stepp


                                          *
                                    Timothy Jay Browder


                                          *
                                    Victor Musmanno


                                          *
                                    William Strickland


                                          *
                                    Al Lewis

                                          *
                                    Ron Washington

*By:
       Gorden H. Timmons
       Attorney-in-Fact